UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2005

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

3100 W. Ray Road, Ste 130, Chandler, AZ  85226

(Address of principal executive offices) (Zip code)

480-963-8800

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Recent Sales of Unregistered Securities.

Item 3.03    Material Modifications to the Rights of Security Holders.

On or about October 2, 2005, Khaldoun Awamleh, a director of Sonoran Energy, Inc. (the “Company”), entered into an agreement to purchase shares of the Company’s restricted common stock at a price of $0.64 per share (the “Agreement”) (See Exhibit 10.15).  Pursuant to the terms of the Agreement, Mr. Awamleh agreed to provide for a total payment of $2,560,000 as an investment over the course of 363 days, with agreed upon payment amounts and dates commencing upon execution of the agreement ($256,000) and then $768,000 every 121 days thereafter until completed.  With allowable extensions, all funds would be due on or before 364 days from October 2, 2005.  The issuances were to be made under the auspices of Regulation S as sales to a Non-U.S. person.

As of August 2, 2006, Mr. Awamleh is $1,536,000 in arrears on his commitment and the Agreement is in default.  Mr. Awamleh has been formally notified of this default and Mr. Awamleh has informed the Company's Board of Directors that he does not intend to fulfill his obligation pursuant to the terms of the Agreement.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits: This transaction is an acquisition of assets, not a business.
Exhibit No	Description
10.15	Agreement for financing between Sonoran Energy, Inc. and Khaldoun Awamleh, dated October 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer